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Exhibit 3.5

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
R.C. COBB, INC.

STATE OF ALABAMA	)
:
COUNTY OF FAYETTE	)

        TO THE HONORABLE JUDGE OF PROBATE, FAYETTE COUNTY, ALABAMA:

        Pursuant to the authority of Section 10-2B-10.01 of the Alabama Business Corporation Act, R. C. Cobb, Inc., an Alabama corporation (the "Corporation"), does hereby execute the following Articles of Amendment of its Articles of Incorporation:

        FIRST: The name of the corporation is R. C. Cobb, Inc.

        SECOND: ARTICLE XI of the Articles of Incorporation of the Corporation shall be added as follows:

        A Director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a Director, except liability for (a) the amount of a financial benefit received by a Director to which he or she is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of Section 10-2B-8.33 of the Code of Alabama 1975, as amended, (d) an intentional violation of criminal law, or (e) a breach of the Director's duty of loyalty to the Corporation or its shareholders.

        THIRD: The foregoing amendment to the Articles of Incorporation was adopted by the sole shareholder of the Corporation on June 11, 1996, in the manner prescribed by Section 10-2B-10.03 of the Alabama Business Corporation Act.

        FOURTH: The number of shares of capital stock of the Corporation outstanding at the time of such adoption was 2,740, and the number of shares entitled to vote thereon was 2,740.

        SIXTH: The number of shares voted for such amendment was 2,740 and the number of shares voted against such amendment was zero.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its President as of this 11th day of June, 1996.

By:	/s/ ROBERT M. COBB Robert M. Cobb Its President

This instrument prepared by:

Ross N. Cohen, Esq.
Haskell Slaughter & Young, L.L.C.
1200 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama 35203

This Instrument Prepared by: W. Benjamin Johnson, Burr & Forman, 3000 SouthTrust Tower, Birmingham, Alabama 35203

ARTICLES OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
R. C. COBB, INC.

        Pursuant to the provisions of Section 10-2A-113 of the Alabama Business Corporation Act, as amended, the undersigned Corporation hereby adopts the following Articles of Amendment to its Certificate of Incorporation:

        FIRST: The name of the Corporation is R. C. Cobb, Inc.

        SECOND: The following amendments to the Certificate of Incorporation were adopted by unanimous consent of the Board of Directors and stockholders of the Corporation effective on March 14, 1989, in the manner prescribed by Section 10-2A-111 of the Alabama Business Corporation Act, as amended:

          RESOLVED, that Article II of the original Certificate of Incorporation shall be deleted in its entirety and the following language shall be inserted in its place:

II

        The purposes for which this corporation organized are as follows:

          (a)  To engage in the acquisition, maintenance, and operation of motion picture theaters, and to engage in the operation and maintenance of open-air drive-in motion picture theater business and to engage in the purchasing and leasing of motion picture rights and films and sound equipment necessary therefor, together with the purchasing, necessary conduct, and maintenance of said motion picture theater business; to purchase, acquire, and import foodstuffs, liquid beverages, and confections, and all things necessary and convenient to the operation, conduct, and maintenance of said motion picture theater business; to engage representatives, agents, servants, and employees for the purpose of conducting and maintaining said motion picture drive-in theater and motion picture business and to do all things incidental thereto;

          (b)  To render to others, and to engage in the business of rendering to others, consulting, advisory, administrative, industrial engineering, accounting, bookkeeping and other services of every nature, kind and character, which a corporation may legally render;

          (c)  To engage in any industrial, manufacturing, mining, mercantile, trading, agricultural, service, or other lawful business of any kind or character whatsoever;

          (d)  To act as agent, representative, or receiver of any person, firm, corporation, or governmental entity or instrumentality in respect to any lawful undertaking or transaction;

          (e)  To purchase, take, receive, lease or otherwise acquire, own, hold, improve, use and otherwise deal in or with, real or personal property, or any interest therein, wherever situated, and to sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of real or personal property, or any interest therein;

          (f)    To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, corporations, associations, partnerships, individuals, or direct or indirect obligations of governmental entities or of any instrumentality thereof;

          (g)  To lend money, invest and reinvest its funds and take and hold real and personal property as security for the payment of funds so loaned or invested; and

          (h)  To transact any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

        RESOLVED FURTHER, that Article III of the original Certificate of Incorporation shall be deleted in its entirety and the following language shall be inserted in its place:

          The location of the principal office of said corporation shall be in the City of Birmingham, Jefferson County, Alabama; and the corporation shall have the power and right to establish and maintain offices at any other place or places within or without the State of Alabama.

        RESOLVED FURTHER, that Article V of the original Certificate of Incorporation shall be deleted in its entirety.

        THIRD: The number of shares of common stock of the Corporation outstanding is two thousand (2,000) and the number of shares of common stock of the Corporation entitled to vote on said amendments was two thousand (2,000).

        FOURTH: The number of shares of common stock of the Corporation voted for said amendments was two thousand (2,000) and the number of shares of common stock of the Corporation voted against said amendments was zero (0).

        FIFTH: Said amendments do not provide for an exchange, reclassification or cancellation of issued shares, nor do said amendments effect a change in the amount of stated capital.

        SIXTH: This the 14th day of March, 1989.

R. C. COBB, INC.
By:	/s/ R. C. COBB R. C. Cobb Its President
and
By:	/s/ JEFFERSON R. COBB Jefferson R. Cobb Its Secretary
STATE OF ALABAMA	)
JEFFERSON COUNTY	)

        Before me, the undersigned Notary Public, in and for said County in said State, personally appeared on this date R. C. Cobb, who being by me first duly sworn, did depose and say as follows: (i) that affiant is President of R. C. Cobb, Inc., the Alabama corporation named in the above and foregoing Articles of Amendment, (ii) that he, as such President, is authorized and empowered to make this sworn Verification and to cause the same to be executed, acknowledged and filed for record, and (iii) that he, as President of R. C. Cobb, Inc. is familiar with the contents of the foregoing Certificate of Amendment, and said Articles of Amendment is the act and deed of R. C. Cobb, Inc. and the

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matters and things set forth in said Articles of Amendment are true and correct to the best of his information, knowledge and belief.

/s/
Notary Public, State of Alabama My Commission Expires: 11-20-90

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OFFICE OF THE PROBATE JUDGE FAYETTE COUNTY, ALABAMA
CERTIFICATION OF AMENDMENT
OF
R.C. COBB, INC.

        The undersigned, as Judge of Probate of Fayette County, Alabama, hereby certifies that Articles of Amendment to the Articles of Incorporation of R.C. COBB, INC., duly signed and verified pursuant to the provisions of the Alabama Corporation Act, have been received in this office and are found to conform to law, that the amended name is now reserved with the Secretary of State under Reservation No.                         .

        ACCORDINGLY the undersigned, as such Judge of Probate and by virtue of the authority vested in him by law, hereby issues this Certificate of Amendment to the Articles of Incorporation of R.C. COBB, INC., and attaches hereto a certified copy of the Articles of Amendment.

        Dated MARCH 15, 1989.

/s/ WILLIAM OSWALT JUDGE OF PROBATE
STATE OF ALABAMA, FAYETTE COUNTY

I William Oswalt, Judge of Probate in and for said County in said State, hereby certify that the within is a true and correct copy of as same appears of record Corp Record Vol. 7 Page 606 in this office.
Given under my hand and official seal this March 15, 1989.
/s/ WILLIAM OSWALT Judge of Probate

STATE OF ALABAMA	)
COUNTY OF FAYETTE	)

AMENDMENT TO CERTIFICATE OF INCORPORATION
OF R. C. COBB, INC.

        KNOW ALL MEN BY THESE PRESENTS:

        We, the undersigned R. C. Cobb, President and Harry Cook, Secretary of R. C. Cobb, Inc., a corporation organized under the laws of Alabama, do hereby certify as follows:

        That in accordance with Title 10, Section 21(20), Alabama Code of 1940 as amended, the undersigned stockholders and directors of R. C. Cobb, Inc. do hereby unanimously agree to amend the Certificate of Incorporation of said corporation as follows:

        By deleting Article IV in its entirety, and by substituting therefor a new Article IV to read as follows:

"The total authorized capital stock of the corporation is fixed at $20,000, all of which shall be common stock, divided into 20,000 shares of the par value of $1.00 per share. The amount of paid up capital stock with which the corporation shall begin business shall be $2,000, or 2,000 shares of the par value of $1.00 per share."
By adding a new Article XI, to read as follows:

"Pursuant to Section 27 (b) of the Alabama Business Corporation Act, and any successor statutes thereto, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee."

        IN WITNESS WHEREOF, R. C. Cobb, President of said corporation, and Harry Cook, Secretary of said corporation, do hereunto set our hands and seals and do cause the seal of said corporation to be placed, this the 8 day of November, 1974.

/s/ R. C. COBB R. C. Cobb, President	(Seal)

/s/ HARRY COOK Harry Cook, Secretary	(Seal)

        The following, constituting all of the Directors and the sole stockholder of R. C. Cobb, Inc., a corporation, do hereby unanimously agree to and adopt the foregoing amendment.

Witnesses:	DIRECTORS AND STOCKHOLDER

/s/

/s/
/s/ R. C. COBB R. C. Cobb, Director and Sole Stockholder

Witnesses:

/s/

/s/	/s/ NORMAN LEVINSON Norman Levinson, Director

Witnesses:

/s/

/s/	/s/ HARRY COOK Harry Cook, Director

STATE OF ALABAMA	)
COUNTY OF JEFFERSON	)

        I /s/ MILDRED K. WRIGLEY a Notary Public in and for said county in said state, hereby certify that R. C. Cobb, whose name as President of R. C. Cobb, Inc., a corporation, is signed to the foregoing Certificate, and who is known to me did certify to me on this day that the contents of said Certificate are true and correct, that all of the stockholders and directors have signed the foregoing assent to said Amendment, and that an exact copy of said Certificate of Amendment and assent by all the directors and stockholders has been spread on the official minutes of said corporation.

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        Given unto my hand and official seal of office, this            day of November, 1974.

/s/ MILDRED K. WRIGLEY Notary Public

STATE OF ALABAMA	)
COUNTY OF JEFFERSON	)

        I /s/ MILDRED K. WRIGLEY a Notary Public in and for said county in said state, hereby certify that Harry Cook, whose name as Secretary of R. C. Cobb, Inc., a corporation, is signed to the foregoing Certificate, and who is known to me did certify to me on this day that the contents of said Certificate are true and correct, that all of the stockholders and directors have signed the foregoing assent to said Amendment, and that an exact copy of said Certificate of Amendment and assent by all the directors and stockholders has been spread on the official minutes of said corporation.

        Given unto my hand and official seal of office, this            day of November, 1974.

/s/ MILDRED K. WRIGLEY Notary Public

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CERTIFICATE OF INCORPORATION
OF
R. C. COBB. INC.

        The undersigned, R. C. Cobb, Alice Cobb, and Jeff R. Robertson, all residents of the State of Alabama, desiring to organize a corporation and to become a body corporate for the purpose of carrying on the businesses hereinafter stated, do, in pursuance of the Constitution and Laws of Alabama, make and file this Certificate of Incorporation, any for that purpose do hereby set forth and declare:

I

        The name of said corporation shall be and is R. C. Cobb, Inc.

II

        The objects and purposes for which this corporation is formed are as follows:

          To engage in the acquisition, maintenance and operation of motion picture theaters, and to engage in the operation and maintenance of open-air drive-in motion picture theater business and to engage in the purchasing and leasing of motion picture rights and films and sound equipment necessary therefor, together with the purchasing, acquiring, or leasing of radio and television rights and privileges incident to the necessary conduct and maintenance of said motion picture theater business; to purchase, acquire, and import foodstuffs, liquid beverages, and confections, and all things necessary and convenient to the operation, conduct, and maintenance of said motion picture theater business; to engage representatives, agents, servants, and employees for the purpose of conducting and maintaining said motion picture drive-in theater and motion picture business and to do all things incidental thereto;

          IN GENERAL to do any or all of the things reasonably necessary to carry on any lawful business in the State of Alabama, except the insurance or banking business, and to have and exercise all the powers now or hereafter conferred by the laws of the State of Alabama upon corporations organized under the laws of said State and any and all Acts amendatory thereof and supplemental thereto.

III

        The location of the principal office and palace of business of said corporation shall be in the City of Fayette, Fayette County, Alabama; and the corporation shall have the power and right to establish and maintain offices at any other place or places within or without the State of Alabama and also at any and all places which may be decided upon or selected by the corporation in the United States of America or any territory of the United States of America, and to hold meetings of its directors and stockholders at such other place or places as may be decided upon and determined by the corporation.

IV

        The total authorized capital stock of the corporation is fixed at Two Thousand and No/100 ($2000.00) Dollars, all of which shall be common stock, divided into two thousand shares of the par value of One and No/100 Dollar per share. The amount of paid up capital stock with which the corporation shall begin business shall be Two Thousand and No/100 ($2000.00) Dollars, or two thousand (2000) shares of the par value of One and No/100 ($1.00) Dollar per share. The capitalization of the corporation may be increased from time to time and additional shares of stock issued, all in accordance with the majority vote of the directors of the corporation at any meeting held at which a majority of the directors attend, however, one week's written notice must first be given to each director before the capital stock of the corporation can be increased or additional stock issued, and neither shall be done without the favorable vote of a majority of the directors.

V

        If, at any time, any of the original stockholders desires to sell and dispose of his stock, said stockholder shall first offer it for sale to the remaining stockholders, it being the intention hereof to give said remaining stockholders a preference in the purchase of such stock, and any attempted sale in violation of this provision is null and void. A stockholder desiring to sell his stock shall file notice, in writing, of his intention with the Board of Directors of the corporation, stating the terms of the sale, and, unless his terms are accepted by any or all of the other stockholders within ten (10) days thereafter, the remaining stockholders shall be deemed to have waived their privilege of purchasing and he shall be at liberty to sell to any one else, provided that the price of said stock shall not be less than the price at which it was offered to the other stockholders.

VI

        The name of the officer designated by the incorporators to receive subscriptions to the capital stock of the corporation is R. C. Cobb whose address is Fayette, Alabama.

VII

        The names and post office addresses of the Incorporators and the number of shares of stock subscribed for by each, are:

Subscriber	Address	Shares Subscribed
R. C. Cobb	Fayette, Alabama	1998
Alice Cobb	Fayette, Alabama	1
Jeff H. Robertson	Fayette, Alabama	1

VIII

        The names and post office addresses of the directors of this corporation chosen for the first year of its existence are as follows:

Name	Address
R. C. Cobb	Fayette, Alabama
Alice Cobb	Fayette, Alabama
Jeff R. Robertson	Fayette, Alabama

IX

        The names and post office addresses of the officers of this corporation for the first year of its existence are as follows:

Name	Office	Address
R. C. Cobb	President	Fayette, Alabama
Alice Cobb	Vice-President	Fayette, Alabama
Jeff R. Robertson	Secretary-Treasurer	Fayette, Alabama

X

        There is and shall be no limit on the time of the duration of this corporation, and the life of this corporation shall be perpetual unless it is disolved by law or by the actions of the corporation.

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        IN WITNESS WHEREOF, the undersigned incorporators have hereunto set their signatures on this the 1st day of May, 1957.

R. C. COBB R. C. COBB	(L.S.)

ALICE COBB ALICE COBB	(L.S.)

JEFF R. ROBERTSON JEFF R. ROBERTSON	(L.S.)
STATE OF ALABAMA	)
FAYETTE COUNTY	)

        Before me, the undersigned authority in and for said County and State, personally appeared R. C. Cobb who is known to me and who being by me first duly sworn, deposes and says that he is the person who was selected and designated by the incorporators of R. C. Cobb, Inc., at the first meeting of the incorporators held in the City of Fayette, Alabama, on the 28th day of February, 1957, to receive subscriptions to the capital stock of said corporation; that the total amount subscribed for said capital stock was Two Thousand (2000) shares of common stock of the par value of One and No/100 ($1.00) Dollar per share, and that said subscriptions have been paid in cash, each subscriber paying the amount in cash as shown by the amount opposite his name on the copy of the subscription list hereto attached, market Exhibit "A", and the total amount of cash being paid in amounts to Two Thousand and No/100 ($2000.00) Dollars.

        Affiant further states that the attached paper is a true copy of the list of subscribers to the capital stock of said corporation.

R. C. COBB R. C. Cobb

Sworn to and subscribed before me this the 1st day of May, 1957.

MIRIAM NICHOLS Notary Public (Seal)

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EXHIBIT A

STATE OF ALABAMA	)
)
FAYETTE COUNTY	)

LIST OF SUBSCRIPTIONS TO CAPITAL STOCK OF
R. C. COBB, INC.

        We, the undersigned, incorporators of and subscribers for stock of R. C. Cobb, Inc., hereby subscribe for the number of shares shown opposite our respective names of the capital stock of R. C. Cobb, Inc., a corporation organized under the laws of the State of Alabama, all of said stock being common stock for the par value of One and No/100 (1.00) Dollar per share.

Name	Shares	Amount
R. C. Cobb	1998	$1998.00
Alice Cobb	1	1.00
Jeff R. Robertson	1	1.00

        Payment for the said shares of stock hereinabove set out by each of the respective subscribers is in cash and all of the stock subscribed for by the said incorporators as hereinabove set out is fully paid for and is not assessable.

        Witness our hands this 1st day of May, 1957.

R. C. COBB R. C. COBB

ALICE COBB ALICE COBB

JEFF R. ROBERTSON JEFF R. ROBERTSON

STATE OF ALABAMA. FAYETTE COUNTY

        I hereby certify that the within Certificate of Incorporation was received in this office for recording on the 2 day of May 1957 at 11 o'clock A. M. and recorded in Corporations Record, Vol. 2, Pages 58-59 on the 3 day of May 1957 and examined.

Clyde C. Cargile
Judge of Probate

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  Exhibit 3.5
AMENDMENT TO CERTIFICATE OF INCORPORATION OF R. C. COBB, INC.
EXHIBIT A
LIST OF SUBSCRIPTIONS TO CAPITAL STOCK OF R. C. COBB, INC.